Exhibit 10.12

EXECUTIVE SUPPORT SERVICES, INC

OFFICE LEASE AGREEMENT

AGREED TO THIS 10[th] day of October 2007, by and between EXECUTIVE SUPPORT SERVICES, INC. (hereinafter referred to as "BSS") and Bandz.Com, Inc (hereinafter referred to as "Client").

PREMISES LEASED

BSS hereby leases to Client, Suite 9 #, located on the Second Floor within the ESS occupied space at 1100 Fifth Avenue South #201, Naples, Florida 34102.

LEASE TERM

This Lease Agreement shall commence 10/15/2007 and terminate on 10/15/2008. Client would have first right of refusal for renewal at lease end. Should Client decide to up-grade his/her lease, within BSS, prior to the expiration of this lease, this lease would become void and a new lease and terms would be instituted.

LEASE PAYMENT

Client agrees to pay to BSS its monthly rental installments in advance of the first day of each and every month during said lease term at the office of Executive Support Services, located at Suite 201, 1100 Fifth Avenue South, Naples, Florida 34102, or at such location as ESS may designate in writing. All payments are to be made payable to "EXECUTIVE SUPPORT SERVICES INC." or to such other person or firm or corporation as ESS may designate in writing. Any checks returned due to insufficient funds shall be charged a $50.00 fee for each item returned.

LEASE FEE

Lease payment shall be invoiced monthly, made payable on or before the 15[th] day of each month in the following in 12 months.

Upon execution of this Lease Agreement, Client shall pay to BSS an amount equal to:

| | | |
|---|---|---|
| Security Deposit* | $910.00 | One month's free rent for the month of November 2007 |
| Current Month's rent | $469.76 pro-rated | |
| State Sales Tax | $28.19 | |
| Administration fee one time | 200.00 | |
| Payable upon signing of lease | $1607.95 | |

*Security Deposit - The Security Deposit shall be held by BSS as security for Client's full and faithful performance of this lease including the payment of rent. Client expressly acknowledges that client shall not have the right to apply the Security Deposit towards rent. Application of Security Deposit to rents owed shall be at the sole option of BSS, and the right to possession of the premises by BSS for nonpayment of rent or for any other reason shall not in any event be affected by the existence of the security deposit. BSS shall have no liability for the accrual or payment of any interest

on the security deposit. If Client fully and faithfully complies with all conditions of the lease any security deposit not used shall be returned to Client after expiration of the lease.

The following services are included in your base rent:

A. Receptionist located at entry to greet all clients and notify Client of arrival.

B. General office cleaning service vacuuming/trash basket emptied twice weekly.

C. All utilities.

D. Covered parking (3 level parking ramps) on first come basis; additional parking also available.

E. Use of either of the two Conference Rooms and Day Office on a pre-scheduled basis at no charge up to 10 hours per month: Should Client desire to utilize the Conference Room for activities other than meetings or conferences, permission must be obtained from ESS and may require additional charges. Conference Rooms use shall be scheduled through the ESS Receptionist ONLY.

F. Coffee service in kitchen.

G. Keys to unit, general office entry, and building.

H. You will be provided a copier code and be assessed on actual usage.

LATE CHARGE AS LIQUIDATED DAMAGES

A late payment charge equal to ten percent (10%) of the total of the monthly rent due and payable if the lease payment is not received within two (2) banking days after the due date.

If Client defaults in payment of a lease payment per the Lease Agreement, or if Client defaults in the performance or compliance of any term or condition of said Agreement, this Agreement, at the option of ESS, may be terminated and forfeited, and ESS may re-enter the premises and retake possession and recover damages, including costs and attorney's fees.

RESTRICTIONS

A. Executive Support Services office suites and the entirety of the 1100 Building are NON-SMOKING facilities. Smoking is prohibited within the interior of the premises, including all offices, reception area and hallways. There shall be no exceptions to this restriction.

B. ESS is in the business of providing secretarial/word processing/data input, etc. services; therefore, Client shall not hire or in any way utilize commercial clerical assistance on the premises who are not employed by ESS without the permission of ESS. ESS employees are prohibited from working for clients after hours without expressed permission from Management, as this is considered a conflict of interest.

C. Two Conference Rooms are available on a pre-scheduled basis for the convenience of Clients; therefore, time must be scheduled through the Receptionist/Concierge only. Clients must respect the needs of other Clients and therefore refrain from any disturbing activities in the conference rooms.

D. Client shall not give out his/her access key to main entry door nor allow entry to space without reasonable consent and/or notification to ESS. Should damages occur though such unauthorized entry to premises, Client shall be responsible for all such damages.

E. Clients must utilize floor desk pads under chairs. (ESS reserves the right to purchase and charge client back for same if necessary.)

G. ESS entry doors are unlocked at 8:00 a.m. and locked at 5:00 p.m. Monday through Friday. Doors remain

locked during the weekends and holidays.

H. Lights shall be turned off at the end of each workday and on weekends and holiday.

J. Refrigerators and/or cooking appliances shall not be kept in Client offices. (A refrigerator is provided in the kitchen for Client use.)

K. Telephone equipment is owned by ESS and is in place. Clients shall not install their own telephone without consulting with Management.

L. No animals of any kind (except dogs assisting disabled persons) shall be brought on the ESS premises or into the 1100 Fifth Avenue South Building.

**ESS COVENANTS TO CLIENT**

A. ESS shall deliver To Client the leased premises in a like-new condition.

B. All common areas, including restrooms, shall be maintained in a clean and safe condition at all times.

C. No person furnishing services through ESS shall be deemed to be an employee of Client; therefore, Client shall have no liability for wages nor salary thereof, nor for relative taxes, workman's compensation, or other costs relative to such personnel, unless otherwise written and agreed to between ESS and Client.

D. ESS shall have the right to terminate this Agreement by giving thirty (30) days written notice to Client with cause. "Cause" is the failure of Client to abide by a rule or covenant after written notice of the failure and seven (7) days to correct the failure and comply.

**CLIENT COVENANTS TO ESS**

A. Acceptance of the leased premises by Client shall be conclusive evidence that the premises are in good state of repair and in sanitary condition.

B. ESS shall not be liable for losses or damages incurred by Client due to the failure of heating, cooling or other utility equipment to operate unless such results from ESS' gross negligence. Nor shall ESS be liable for any theft, damage or injury due to the persons who are not employees or officers of ESS.

C. Client shall use and occupy the premises solely for general office purposes and in accordance with the use permitted under applicable zoning regulations. Without the explicit written consent of ESS, the demised premises shall not be used for any other purpose.

D. Client shall conduct its business in such a manner as to be compatible with clients within ESS office suites, as well as throughout the building.

E. Client shall make no additions, improvements, alterations, installation in or to the demised premises without written consent of ESS. Any and all painting will require the approval of management of ESS, Inc. If such additions, improvements, alterations, installations are made without prior written consent of ESS, then ESS may correct or remove them and Client shall be liable for any and all expenses incurred in the performance of removal or correction. In the event that Client is given written consent to make alterations, such alterations shall be done in a workman-like manner consistent with the interior decor. Client shall and hereby assures ESS that all material and mechanics have been paid for.

F. Client shall abide by the rules and regulations as may be set forth from time to time in order to continue in the smooth operation and maintenance of premises.

G. Client agrees to abide by the attached Rules and Regulations provided by the Building Landlord per attached

copy of same.

H. Client covenants not to employ nor offer to employ any employees of BSS nor any of BSS's affiliated companies or entities during the term of Client's Lease Agreement and for a period of six months after the Client quits the premises. Client also convents not to employ nor offer to employ any employees of BSS nor any of BSS's affiliated companies or entities for a period of six (6) months after said employee has been terminated by BSS or voluntarily left BSS. Should Client breach these covenant, Client shall pay as liquidated damages to BSS a sum of money equal to twenty percent (20%) of the employee's annual wages for each breach, in addition to same employee(s) wages for one month to cover training of replacement employee(s).

I. Client agrees to provide liability insurance for his/her unit and to show BSS as named insured on policy and to provide BSS with a copy of such policy.

Tenant declines to provide liability insurance, therefore waiving all liability rights. ______________
Tenant signature

SUBLET AND SUBLEASE

Client shall not assign, sublet premises, or in any manner transfer this lease or any estate or interest in it, nor allow any other person to occupy premises for any period of time without the written consent of BSS.

SURRENDER OF PREMISES

Client shall surrender premises in the same condition as at the commencement of lease term, allowing only for reasonable wear.

INDEMNITY AND INSURANCE

Client shall defend and save harmless BSS from and against any and all loss, cost, damage or expense, including attorney's fees, of any nature whatsoever arising out of or connected with the use or occupancy of the premises by Client, the materials or things maintained or kept by Client, its agents, employees, guests, invitees and contractors, in or on the premises, the approaches thereto, or arising or alleged to have arisen out of the acts or omissions of Client's officers, agents, employees, guests, invitees and contractors.

Client shall not do anything in or about the premises which will in any way tend to increase the insurance rates on the premises. Client shall pay as additional rent any increase in the premiums for insurance which may be charged during the term of this Lease on the amount of insurance carried by BSS on the premises, resulting from activities carried on or occupancy of the premises by Client, whether or not BSS has consented to the same.

DESTRUCTION

If the premises hereby leased are damaged or destroyed in part by fire or other casualty ordinarily insurable under full standard extended coverage insurance in Florida during the term hereof, BSS will repair and restore the same to good tenantable condition with reasonable dispatch. The rent herein provided shall abate entirely in case the entire premises are un-tenantable, and pro rata for any portion rendered un-tenantable in case a part only is un-tenantable, until the same shall be restored to a tenantable condition; provided, however, that if Client, its agents, employees or guests or invitees shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or restoration is delayed, there shall be no abatement of rental during the period of such resulting delay; and provided further that there shall be no abatement of rental if such fire or other causes damaging or destroying the premises shall result from the act or omission of Client, its agents, employees or guests or invitees; and provided further that if Client shall use any part of the premises for storage or other useful purpose during the period of repair, a reasonable charge shall be made there from against Client. In the event the premises shall be destroyed to the extent of more than thirty percent (30%) of the value thereof, BSS may, at its option, terminate this Lease forthwith by written notice to Client. In the event BSS elects to so rebuild or repair, this Lease shall not terminate, but rent shall be abated equitably while the premises are un-tenantable.

In case ESS elects to rebuild or repair as herein provided, the obligation of ESS hereunder shall be limited to ESS's original work and only to the amount of any insurance proceeds actually received by it.

**BANKRUPTCY**

Neither this Lease, nor any interest therein, nor any estate thereby created shall pass to any trustees or receiver or assignee for the benefit of creditors or otherwise by operation by law, If the estate created hereby shall be taken or attempted to be taken in execution or by other process of law, or if Client shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Client shall be appointed by reason of Client's insolvency or inability to pay its debts, or if any assignment shall be made or attempted to be made by Client's property for the benefit of creditors, then and in any such event, Client will be deemed in default under this Lease. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Client or its assets shall be conclusive evidence that Client caused, or gave cause therefore, in violation of this Lease, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section shall be deemed a material breach of Client's obligation hereunder, and at any time when such a breach exists, ESS may, at its option, and in addition to and independent of, any remedy available to ESS, terminate this Lease and all rights of Client hereunder by giving to Client notice in writing of the election of ESS to so terminate, and re-enter and repossess the premises with or without prior notice.

**ACCESS BY ESS**

ESS shall have the right to enter the premises at reasonable times during the term hereof to make any alterations or repairs or to do normal and regular cleaning to the premises which ESS may deem necessary or appropriate for its safety, preservation and to comply with its obligations under this Lease Agreement. During the progress of any such work, ESS may keep and store upon the premises all necessary materials, tools and equipment. ESS shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Client, provided it to be as little as may be reasonably possible in the circumstances, by reason of the performance of any such work or of bringing materials, supplies and equipment into or through the premises during the course thereof and the obligation and the obligations of Client under this Lease shall not be affected thereby in any manner whatsoever. Client agrees to permit ESS and any authorized representative of ESS to enter the premises at all times during normal business hours to exhibit the same for the purposes of sale of mortgage.

**HOLDING OVER**

If Client shall remain in possession of all or any part of the Premises after the expiration of the term of this Lease, then Client shall be deemed a Client of the premises from month to month, subject to all terms and conditions of the within lease which are not inconsistent with such month to month tenancy, but nothing herein shall excuse any unauthorized holding over or waiver any liability therefore.

**NOTICE**

Any notice required or permitted to be given or served under this Lease in connection with any proceeding or action growing out of this Lease or of the tenancy there from, shall be deemed to be sufficiently given or served, if mailed by registered or certified mail, postage prepaid and addressed as follows: ESS Inc., 1100 Fifth Ave. S., Suite 201, Naples, FL 34102. If to Client, addressed to it at the premises. Either party may designate a different address or a different person for the sending of the notices by complying with the provisions of this section.

**GENERAL**

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the

relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, the sole relationship being that of landlord and tenant between BSS and Client. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. One or more waivers of any covenant or condition by BSS to or of any act by Client requiring BSSs consent or approval shall not be deemed to waive or render unnecessary BSS' consent or approval to or of any subsequent similar act by Client. No waiver of any said terms, provisions, covenants, rules and regulations shall be valid unless it shall be in writing signed by BSS. The topical headings of the several sections are for convenience only and do not define, limit or construe the contents of such paragraphs or causes therein. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto.

SUCCESSORS AND ASSIGNS

The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of BSS and Client and their respective successors and, except as otherwise provided herein, their heirs, legal representatives, distributes and assigns.

MUTUAL COVENANTS

A. In the event that either BSS or Client does not desire to renew said Lease Agreement, then either shall give notice in writing to the other at least thirty (30) days before the end of the term indicating his/her intention not to renew the Lease Agreement and to vacate the premises at the termination date of Lease Agreement.

B. In the event that any or part of said Lease Agreement is deemed to be invalid or unenforceable for any reason, then the remainder of said Lease Agreement shall not be affected and shall remain in force and effect for the duration of the lease term.

IN WITNESS WHEREOF, the parties have hereto set their hand and seal.

By: Pamela Gillespie Witness:
Pamela Gillespie
Business Manager
Executive Support Services, Inc.

By: Witness:
Jonathan Shatz
Chief Financial Officer
Bonds.Com

**AGREEMENT FOR SERVICES**

Service fees are billed separately from rent and are customized to fit Clients needs.

Customized Package for ((Company)):

Phones & Mail Service Package: $(price) per month

*(Phones & Mail Service Package includes one standard telephone for one line, professional phone answering and message directing by a representative of ESS, voice mail with after hour remote access, and incoming mail acceptance)*

- All services to be provided during the normal business hours of 8:30 a.m. to 5:00 p.m.
- Saturdays, Sundays, and holidays excluded.
- Client is responsible for ordering of an Embarq line and monthly payments.
- ESS has agreed to answer and direct calls according to client's direction.
- Ten hours (10) per month of Conference Rooms/Day Office upon scheduling availability at no extra charge.
- Clerical/Office needs priced and billed on an "as needed" basis.
- Any detailed technical support or secretarial services would be billed on an as needed basis.
- Service invoice is separate from rent and to be billed monthly in arrears at the beginning of each month.

**RULES AND REGULATIONS**
**As required by CB Richard Ellis**

**1100 Fifth Avenue South Building**

1. The sidewalks and public portions of the Building Project, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or its employees, Sub Lessees, agents, invitees, or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building Project. No curtains, blinds, shades, louvered openings, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises unless it falls within the same style and format already accepted in the building , without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building Project without the prior written consent of Landlord in each instance.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside of the Premises or Building Project or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Building Project standards and shall, at Tenant's expense, be inscribed, painted, or affixed for Tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may install and/or remove same without any liability and may charge the expense incurred to Tenant. Due to Tenants business Tenant shall have the right to modify the Directory sign in the hallways and add or remove names without the Landlords consent. If Tenant wishes to install a new directory then Tenant shall present said sign to Landlord and shall obtain prior written consent for the new sign.

4. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building Project shall not be covered or obstructed by Tenant, or its employees, Sub Lessees, agents, invitees, or guests, nor shall any bottles, parcels, or other articles be placed outside of the Premises.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building Project, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. Whenever Tenant shall submit to Landlord any plan, agreement, assignment, , or other document for Landlord's consent or approval, Tenant agrees to pay Landlord, on demand, a processing fee in a sum equal to the reasonable fee for review of the document, including the services of any architect, engineer, or attorney employed by Landlord to review or prepare the plan, agreement, assignment, sublease, consent, or other document.

7. The water and wash closets and other plumbing fixtures shall not be used for any purpose

other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, Sub Lessees, agents, invitees, or guests, shall have caused the same.

8. Tenant shall not in anyway deface any part of the Premises or the Building Project. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Building, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No animals of any kind (except dogs assisting disabled persons) shall be brought on the Premises or Building Project.

10. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in approved plans for the Premises or if Landlord has consented in writing to a kitchen), which is to be primarily used by Tenant's employees for heating beverages and light snacks. No refrigeration or heating equipment may be placed inside the Premises without the prior written consent of Landlord in each instance. Tenant shall not cause or permit any unusual or objectionable odors to be produced on or permeate from the Premises. Landlord understands a kitchen is already approved and installed in said space. If tenant modifies the kitchen then it shall be done with approval of Landlord.

11. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the Building Project or neighboring premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells, or elevator shafts of the Building Project.

12. Neither Tenant nor any of Tenant's employees, Sub Lessees, agents, invitees, or guests shall at any time bring or keep on the Premises any inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant's business, all of which shall only be used in strict compliance with all applicable Environmental Laws.

13. Landlord shall have a valid pass key to all spaces within the Premises at all times during the Lease Term. No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism of the locks, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, on the termination of its tenancy, restore to the Landlord all keys to stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the replacement cost of them.

14. All deliveries, removals, or the carrying in or out of any safes, freights, furniture, or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors, and during approved hours. Tenant shall assume all liability and risk concerning these movements. Landlord may restrict

the location where heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Building Project and to exclude from the Building Project all freight that can or may violate any of these Rules and Regulations or this Lease.

15. Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as, by, or for a barber shop, boot blacking, beauty shop or manicuring, beauty parlor, messenger service, public restaurant or bar, commercial document reproduction or offset printing service, ATM or similar machines, retail, wholesale, or discount shop for sale of merchandise, retail service shop, labor union, school, classroom, or training facility, an entertainment, sports, or recreation facility, an office or facility of a foreign consulate or any other form of governmental or quasi-governmental bureau, department, or agency, including an autonomous governmental corporation, a place of public assembly (including a meeting center, theater, or public forum), a facility for the provision of social welfare or clinical health services, a telemarketing facility, a customer service call center, or manufacturing, unless Tenant's Lease expressly grants permission to do so. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices, and machines for sale of beverages, foods, candy, cigarettes, or other goods), except for those vending machines or similar devices that are for the sole and exclusive use of Tenant's employees, and then only if operation of the machines or devices does not violate the lease of any other tenant of the Building Project. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises.

16. Landlord reserves the right to exclude from the Building Project at all times other than Normal Business Hours all persons who do not present a pass to the Building Project on a form or key card approved by Landlord. Tenant shall be responsible for all its employees, Sub Lessees, agents, invitees, or guests who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of those persons.

17. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.

18. Any maintenance requirements of Tenant will be attended to by Landlord only on application at the Landlord's office at the Building Project. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

19. Canvassing, soliciting, and peddling within the Building Project or in the Common Areas is prohibited and Tenant shall cooperate to prevent the same.

20. There shall not be used in any space, or in the public halls of the Building Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise to Tenant, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in elevators other than those designated by Landlord as service elevators. All deliveries shall be confined to the service areas and through the approved service entries.

21. If, in Landlord's reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the cost of replacements shall be charged to Tenant on a

per tile basis.

22. All paneling or other wood products not considered furniture that Tenant shall install in the Premises shall be of fire retardant materials. Before the installation of these materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of the materials' fire retardant characteristics.

23. Tenant, its employees, Sub Lessees, agents, contractors, and invitees shall not be permitted to occupy at any one time more than the number of parking spaces in the Parking Areas permitted in the Lease (including any parking spaces reserved exclusively for Tenant). Usage of parking spaces shall be in common with all other tenants of the Building Project and their employees, Sub Lessees, agents, contractors, and invitees. All parking space usage shall be subject to any reasonable rules and regulations for the safe and proper use of parking spaces that Landlord may prescribe. Tenant's employees, Sub Lessees, agents, contractors, and invitees shall abide by all posted roadway signs in and about the parking facilities. Landlord shall have the right to tow or otherwise remove vehicles of Tenant and its employees, agents, contractors, or invitees that are improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant or the owner of the vehicle, or both, and without liability to Landlord. Upon request by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of Tenant, its principals, employees, Sub Lessees, agents, and contractors. Tenant acknowledges that reserved parking spaces, if any, shall only be reserved during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, Legal Holidays excluded.

24. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal, or other approved uses are taking place. All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for loading purposes by Landlord.

25. Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of trash by Landlord. Tenant shall ensure that liquids are not disposed of in the receptacles.

26. Tenant shall not conduct any business, loading or unloading, assembling, or any other work connected with Tenant's business in any public areas.

27. Landlord shall not be responsible for lost or stolen personal property, equipment, or money occurring within the Premises or Building Project, regardless of how or when the loss occurs.

28. Neither Tenant, nor its employees, Sub Lessees, agents, invitees, or guests, shall cut into, drive nails or screw into nor in any way deface any part of the Building Project without the prior written consent of Landlord. Notwithstanding the foregoing, standard picture hanging shall be permitted without Landlord's prior consent. If Tenant desires a signal, communications, alarm, or other utility or service connection installed or changed, the work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.

29. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, and electric facilities, or any part or appurtenance of the Premises.

30. Tenant agrees and fully understands that the overall aesthetic appearance of the Building Project is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, wall coverings, or any other object used in Tenant's business. Landlord's control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven days to correct the deficiencies to Landlord's satisfaction or Tenant shall be in default of this Lease and the Default section shall apply.

31. Tenant shall not install, operate, or maintain in the Premises or in any other area of the Building Project, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building Project. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord's prior written consent.

32 Under applicable law, the Building Project is deemed to be a "no smoking" building and smoking is prohibited in all interior Common Areas. In addition, Landlord may, from time to time, designate nonsmoking areas in all or any portion of the exterior Common Areas and within Tenant's Premises.

33. Tenant shall not allow the Premises to be occupied by more than five persons per 1,000 square feet of rentable area.

34 Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents).

35. Tenant shall comply with any recycling programs for the Building Project implemented by Landlord from time to time.

36. Tenant shall not obtain for use in the Premises towel, barbering, boot blacking, floor polishing, lighting maintenance, or other similar services from any persons not authorized by Landlord in writing to furnish the services.

37. Tenant shall keep the doors to the Premises closed at all times.

38. Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (i) no waiver shall be effective unless in writing and signed by Landlord or Landlord's authorized agent, (ii) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by

Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless the other tenant has received a similar waiver in writing from Landlord.

39 Whenever these Rules and Regulations directly conflict with any of the rights or obligations of Tenant under this Lease, this Lease shall govern.